UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

PARSLEY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street,

Suite 3000

Austin, Texas 78701

(Address of principal executive offices)

(Zip Code)

(737) 704-2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging grown company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2020, in connection with the closing of the previously announced offering by Parsley Energy, LLC (“Parsley LLC”) and Parsley Finance Corp. (“Finance Corp.” and, together with Parsley LLC, the “Issuers”), each a subsidiary of Parsley Energy, Inc. (the “Company”), the Issuers, certain subsidiaries of Parsley LLC (the “Guarantors”) and U.S. Bank National Association, as trustee, entered into an indenture (the “Indenture”) pursuant to which the Issuers issued $400 million in aggregate principal amount of 4.125% senior unsecured notes due 2028 (the “2028 Notes”). The 2028 Notes are senior unsecured obligations of the Issuers. The 2028 Notes are fully and unconditionally guaranteed on a senior unsecured basis by the existing subsidiaries of Parsley LLC that guarantee its indebtedness under its revolving credit facility, other than Finance Corp. The 2028 Notes are not guaranteed by the Company, Parsley LLC’s sole managing member and controlling equity holder, and the Company is not subject to the terms of the Indenture.

Interest and Maturity

The 2028 Notes will mature on February 15, 2028. The 2028 Notes bear interest at the rate of 4.125% per annum, payable in cash semi-annually in arrears on each February 15 and August 15, commencing August 15, 2020.

Optional Redemption

At any time prior to February 15, 2023, the Issuers may, from time to time, redeem up to 40% of the aggregate principal amount of the 2028 Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 104.125% of the principal amount of the 2028 Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least 60% of the aggregate principal amount issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to February 15, 2023, the Issuers may, on any one or more occasions, redeem all or a part of the 2028 Notes at a redemption price equal to 100% of the principal amount of the 2028 Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to the date of redemption.

On and after February 15, 2023, the Issuers may redeem the 2028 Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the date of redemption:

YEAR	PERCENTAGE
2023	102.063%
2024	101.031%
2025 and thereafter	100.000%

Change of Control

If the Issuers experience certain defined changes of control (followed by, in certain cases, the occurrence of a corresponding ratings decline within 60 days thereafter), each holder of 2028 Notes may require the Issuers to repurchase all or a portion of its 2028 Notes for cash at a price equal to 101% of the aggregate principal amount of such 2028 Notes, plus any accrued but unpaid interest to the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the Issuers’ ability and the ability of their restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from their subsidiaries to them; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. Certain of such covenants in the Indenture will be terminated and the limitations in such covenants will cease to apply if the 2028 Notes are rated investment grade by S&P Global Ratings or Moody’s Investors Service, Inc., provided at such time no default or event of default has occurred and is continuing.

Events of Default

Upon an Event of Default (as defined in the Indenture), the trustee or the holders of at least 25% of the aggregate principal amount of then outstanding 2028 Notes may declare the 2028 Notes immediately due and payable, except that a default resulting from certain events of bankruptcy or insolvency with respect to Parsley LLC, any restricted subsidiary of Parsley LLC that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause all outstanding 2028 Notes to become due and payable.

Relationships

U.S. Bank National Association and its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking, investment banking and other services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, U.S. Bank National Association and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Company’s and its affiliates’ securities and/or instruments.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

Indenture, dated February 11, 2020, among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, related to the 4.125% Senior Notes due 2028.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2020

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Name:	Colin W. Roberts
Title:	Executive Vice President–General Counsel

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